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                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

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                                   FORM 8-K

                                CURRENT REPORT


                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934



     Date of Report (Date of earliest event reported)     January 24, 2000

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                            CELL THERAPEUTICS, INC.
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              (Exact name of registrant as specified in charter)


         Washington                     0-28386                  91-1533912
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(State or other jurisdiction          (Commission               (IRS Employer
     of incorporation)                File Number)           Identification No.)


 201 Elliott Avenue West, Suite 400, Seattle, WA                    98119
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     (Address of principal executive offices)                    (Zip Code)


Registrant's telephone number, including area code     (206) 270-8404
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                                NOT APPLICABLE
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        (Former name or former address, if changed since last report.)
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Item 2.   Acquisition or Disposition of Assets

     On January 13, 2000, Cell Therapeutics, Inc. (the "Company") completed the acquisition of PolaRx Biopharmaceuticals Inc., (the "Target") pursuant to the terms of the Agreement and Plan of Merger and Reorganization, dated as of January 7, 2000 (the "Agreement"), among the Company, the Target and PolaRx Biopharmaceuticals Acquisition Corp. (the "Subsidiary") with the Target surviving the merger as the surviving corporation.

     Under the terms of the Agreement, Company will assume the Target's liabilities which is estimated to be approximately $5 million. In addition, the Target's shareholders received 2 million shares of Company's common stock at signing and could earn an additional 3 million shares upon NDA approval. Two additional payouts tied to annualized sales thresholds of $10 million and $20 million are contemplated payable in tranches of $4 million and $5 million at the then fair market value of the Company's stock, at the time such thresholds are achieved. For annual sales in excess of $40 million, the Target's shareholders would receive a 2% royalty on net sales payable at the then fair market value of the Company common stock or, in certain circumstances, cash.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits

    (a)   Financial Statements of

          It is impracticable for the Company to provide financial statements for the business acquired at this time. Such financial statements shall be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

    (b)   Pro Forma Statements of

          It is impracticable for the Company to provide pro forma financial information reflecting the Company's acquisition of PolaRx Biopharmaceuticals, Inc. at this time. Such pro forma financial information shall be filed as soon as practicable, but not later than sixty (60) days after the date hereof.

    (c)   Exhibits

          2.1  Agreement and Plan of Reorganization dated as of January 7, 2000.

          99.1 Press release dated January 10, 2000.

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                                   SIGNATURE

     Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    CELL THERAPEUTICS INC.


Date:  January 24, 2000             /s/ James A. Bianco
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                                    Name: James A. Bianco
                                    Title: Chief Executive Officer

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                                 EXHIBIT INDEX

2.1    Agreement and Plan of Reorganization dated as of January 7, 2000.

99.1   Press release dated January 10, 2000.

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